EXHIBIT 10.72
                          SITE LEASE
                  DATED AS OF MARCH 30, 1995
                            between
                    PANDA-BRANDYWINE, L.P.
                        as Site Lessor

                             and

        SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION
                (not in its individual capacity
                 but solely as Owner Trustee),
                        as Site Lessee
           Real Property Located in the Counties of
             Prince George's and Charles, Maryland





                       TABLE OF CONTENTS


Definitions                                             1
Article II       Lease of Site; Term; Election to
                 Terminate; Removal                     1
   Section 2.1   Lease of Site; Term                    1
   Section 2.2   Election to Terminate                  1

Article III      TITLE; SEVERANCE AGREEMENT             2

   Section 3.1   Title                                  2
   Section 3.2   Severance Agreement                    2

Article IV       RENTAL PAYMENTS                        2

   Section 4.1   Rental Payments                        2
   Section 4.2   Method of Payment                      3

Article V        RETURN OF SITE                         3

Article VI       QUIET ENJOYMENT                        3

Article VII      USE OF SITE                            4

Article VIII     EASEMENTS                              4

   Section 8.1   Grant of Easements                     4
   Section 8.2   Exercise of Easements                  4
   Section 8.3   Dedications; Joinder in Recording      4
   Section 8.4   Termination                            5
   Section 8.5   Easements Appurtenant; No Interference 5

Article IX       LIENS                                  5

Article X        UNDERTAKINGS OF SITE LESSOR            6

   Section 10.1  Sufficiency of Site Lease;
                 Maintenance                            6
   Section 10.2  Site Lessor to Defend Title            6

Article XI       TAXES AND CLAIMS                       6

   Section 11.1  Before Lease Termination Date          6
   Section 11.2  After Lease Termination Date           6
   Section 11.3  Apportionment                          7
   Section 11.4  Indemnification                        7
   Section 11.5  Additional Indemnification by
                 Site Lessor                            8
   Section 11.6  Survival                               8

Article XII      INSURANCE                              9

Article XIII     CONDEMNATION                           9

Article XIV      SITE LEASE DEFAULTS; REMEDIES          9

Article XV       SUBLEASE; ASSIGNMENT                  10

Article XVI      LIMITATION OF LIABILITY               11

Article XVII     NOTICES                               12

Article XVIII    Binding Effect                        12

Article XIX      MISCELLANEOUS                         12

   Section 19.1  Severability                          12
   Section 19.2  Amendments                            12
   Section 19.3  Headings                              12
   Section 19.4  Counterparts                          12
   Section 19.5  GOVERNING LAW                         13
   Section 19.6  No Merger                             13
   Section 19.7  Recording                             13
   Section 19.8  Leveraged Lease                       13
   Section 19.9  Certain Rights of Power Purchaser     13

Schedule 1       Legal Description of Site
Schedule 2       Legal Description of Easements

Exhibit A        Memorandum of Lease






                         SITE LEASE

          SITE LEASE dated as of March 30, 1995 between PANDA BRANDYWINE, L.P., a Delaware limited partnership having an address at 4100 Spring Valley, Suite 1001, Dallas, Texas 75244, as lessor (the "Partnership" or "Site Lessor"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (as defined in the Loan Agreement referred to below), as lessee (the "Owner Trustee" or "Site Lessee"), having an address at 777 Main Street, Hartford, Connecticut 06115.

                          ARTICLE I

                         DEFINITIONS

          For purposes of this Site Lease, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in Appendix A to the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 among the Partnership, Panda Brandywine Corporation and General Electric Capital Corporation (as the same may be amended, supplemented or otherwise modified, the "Loan Agreement"). Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. Unless otherwise indicated, references in this Site
Lease to sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Site Lease.
                         ARTICLE II

                      LEASE OF SITE; TERM;
               ELECTION TO TERMINATE; REMOVAL

          SECTION 2.1. Lease of Site; Term. Site Lessor hereby leases and demises to Site Lessee, and Site Lessee hereby leases and hires from Site Lessor, upon and subject to the terms and conditions hereof, the parcels of land described in Schedule 1 hereto (the "Site"), together with Site Lessor's interests in and to the easements described in
Schedule 2 hereto (the "Easements"), TO HAVE AND TO HOLD for a term (the "Site Lease Term") which shall commence on the date hereof and shall expire on the earlier of (i) November 1, 2037, and (ii) the termination of the Facility Lease pursuant to Section 9(c), 9(d) or 12(b) thereof.

          SECTION 2.2. Election to Terminate. Site Lessee may at any time following the Lease Termination Date at its option, terminate this Site Lease and the Site Lease Term upon payment of $1 to Site Lessor. Upon such termination all of Site Lessee's obligations and liabilities hereunder, including its obligation to make rental payments hereunder, shall automatically terminate.


                         ARTICLE III

                 TITLE; SEVERANCE AGREEMENT

          SECTION 3.1. Title. Site Lessor warrants and represents that (a) it has good and marketable and indefeasible fee simple title in and to the Site and good title in and to the Easements and (b) upon execution and delivery of this Site Lease, Site Lessee will have (i) good leasehold title in and to the Site and good title in and to the Easements and (ii) good title to the easements granted to it pursuant to Article VIII hereof, in each case free and clear of all liens and encumbrances except for Permitted Liens. Site Lessor further warrants and represents that such Permitted Liens do not and will not materially adversely affect the use of the Site, the Facility, the Easements and the easements granted to Site Lessee pursuant to Article VIII hereof, as contemplated by the Loan Agreement, the Facility Lease and the other Transaction Documents.

          SECTION 3.2.  Severance Agreement.  It is the
intention of Site Lessor and Site Lessee that the Facility and each portion thereof, and all repairs, replacements, substitutions and additions thereto, whether now or at any time hereafter located on the Site, are severed, and shall remain severed, from the Site and the Easements even if physically attached, are and shall remain personal property, and are not and shall not be fixtures or an accession to the Site and the Easements, the title thereto being separate and distinct from the title to the Site and the Easements, and shall be treated as personal property with respect to the rights of all Persons whatsoever and for all purposes of the Loan Agreement, this Site Lease, the Site Sublease, and the
Facility Lease, and title to the Facility shall not, except as specifically contemplated by the Transaction Documents, be affected in any way by any instrument dealing with the Site or any part thereof. Notwithstanding the foregoing, if contrary to the intention of Site Lessor and Site Lessee, any Governmental
Authority with jurisdiction over the Site or the Easements determines that any portion of the Facility is a fixture or accession to the Site or the Easements, such portion of the Facility shall constitute part of the Site being leased hereunder.
                         ARTICLE IV

                       RENTAL PAYMENTS

          SECTION 4.1. Rental Payments. For the period commencing on the date hereof and ending on the earlier of
(x) the end of the Site Lease Term and (y) the Lease Termination Date (but only if on such Lease Termination Date, no Event of Default or Lease Event of Default shall have occurred and be continuing), the rent payable by Site Lessee hereunder for the lease of the Site, the right to use the Easements and the grant of the easements granted pursuant to
Article VIII hereof shall be $1 per year. Site Lessee agrees to pay the sum of $20 towards such rent in advance upon the execution of this Site Lease. After the Lease Termination Date (but only if on such Lease Termination Date, no Event of Default or Lease Event of Default shall have occurred and be continuing) to the end of the Site Lease Term, Site Lessee shall pay to Site Lessor, for the lease of the Site, the right to use the Easements and the grant of the easements granted pursuant to Article VIII hereof, the Fair Market Rental Value of the Site, the right to use the Easements and the grant of the easements granted pursuant to Article VIII hereof, for such period. Such rent shall be payable quarterly in arrears during the period commencing on the Lease Termination Date (but only if on such Lease Termination Date, no Event of Default or Lease Event of Default shall have occurred and be continuing) and ending on the last day of the Site Lease Term.

          SECTION 4.2. Method of Payment. Rental payments (other than the rental payment made on the date hereof) shall be paid to Site Lessor to a bank account with a bank designated by Site Lessor. Each such payment shall be made by Site Lessee in immediately available funds by 12:00 noon, New York City time, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be due and payable on the next succeeding Business Day.

                          ARTICLE V

                       RETURN OF SITE

          On the last day of the Site Lease Term, Site Lessee shall peaceably and quietly surrender possession of the Site to Site Lessor free and clear of all liens and encumbrances except for Permitted Liens.


                         ARTICLE VI

                       QUIET ENJOYMENT

          Site Lessor warrants and covenants that neither it nor any of its successors or assigns shall disturb Site Lessee's peaceful and quiet use and possession of the Site and will take no action in violation of Site Lessee's rights to possession and use of the Facility, the Site, the Easements and the easements granted to Site Lessee pursuant to Article VIII hereof in accordance with the terms of this Site Lease and the other Transaction Documents.

                         ARTICLE VII
                         USE OF SITE

          Site Lessee shall use the Site only for legitimate business purposes and, so long as the Power Purchase Agreement is in full force and effect, in a manner consistent with the terms thereof, and Site Lessee shall not use the Site or permit the Site to be used for any unlawful use or any use that constitutes a public or private nuisance upon the Site or any part thereof or in any manner which will violate or breach the provisions of any Easements or Governmental Actions. After the Lease Termination Date, upon the request of Site Lessee, Site Lessor shall cooperate with Site Lessee in obtaining the valid and effective issuance, or, as the case may be, transfer or amendment of all Governmental Actions necessary or, in the reasonable opinion of Site Lessee, desirable for the ownership, operation and possession of the Site by Site Lessee or any permitted transferee, lessee or assignee thereof of the Facility or the possession and use of any property covered by this Site Lease until the expiration or termination of the Site Lease Term.

                        ARTICLE VIII

                          EASEMENTS

          SECTION 8.1. Grant of Easements. Subject to the provisions of Section 8.2 hereof, Site Lessor hereby covenants and agrees to grant to Site Lessee from time to time such easements, if any, in, to, over, under and across the lands, if any, owned by Site Lessor adjacent to the Facility as Site Lessee shall reasonably determine to be necessary or desirable in connection with the construction, use, operation or maintenance of the Facility.

          SECTION 8.2. Exercise of Easements. Except as otherwise provided under the Facility Lease, Site Lessee shall be responsible for the construction, installation, maintenance and repair of all improvements and equipment installed by it pursuant to the easements referred to in this
Article VIII.

          SECTION 8.3. Dedications; Joinder in Recording. The parties hereto shall each, to the extent necessary and to the extent the same shall not result in the loss of compensation otherwise obtainable from condemnation, join in the execution of such instruments as may be required by any Governmental Authority or Applicable Law in order to effectuate widenings of streets or the installation of public utilities and similar utility easements under and across portions of the Site. Each party hereto shall comply, at the expense of Site Lessor, with each reasonable request of the other party hereto to join in the execution, delivery and recordation of such instruments as may be required to locate a specific easement granted herein.

          SECTION 8.4. Termination. The easements granted pursuant to this Article VIII shall terminate at the end of the Site Lease Term, and Site Lessee shall, upon request and at the cost and expense of Site Lessor, execute and deliver such instruments as Site Lessor may reasonably require to confirm the termination of Site Lessee's interest therein.

          SECTION 8.5.  Easements Appurtenant; No
Interference. The easements granted to Site Lessee pursuant to this Article VIII shall be deemed to be appurtenant to the Site and shall be for the benefit of Site Lessee and its permitted successors and assigns and any sublessee of the Site or any part thereof. Site Lessor shall not grant or convey any easement or other interest that, if used or enjoyed in accordance with its terms, would interfere with the use and enjoyment of the Facility, the Site, the Easements or the easements granted pursuant to this Article VIII or the operation of the Facility by Site Lessee (or Lessee under the Facility Lease) or its successors, assigns or sublessees at any time during the Site Lease Term.

                         ARTICLE IX

                            LIENS

          From the date hereof until the Lease Termination Date, Section 7(a) of the Facility Lease and subsection 7.4 of the Loan Agreement shall apply with respect to Liens on or with respect to the Site, the Easements and the Site Lessee's title thereto or interest therein. During the period, if any, from the Lease Termination Date to the end of the Site Lease Term, (i) Site Lessee will keep, or cause to be kept, the Site free and clear of all Liens in favor of any Person claiming by, through or under Site Lessee (excluding Site Sublessee under the Site Sublease and any Person claiming by, through or under Site Sublessee) except for Permitted Liens and Liens based upon amounts the payment of which is either not yet delinquent or is bonded, provided that Site Lessee shall not be required to discharge any such Lien during any period that Site Lessee shall in good faith be contesting the validity or the amount of any such Lien so long as such contest shall not involve any substantial risk of any material adverse effect on the ability of Site Lessee to perform its obligations under this Site Lease, or any danger of civil or criminal liability being imposed on Site Lessor, and (ii) Site Lessor will keep, or cause to be kept, the Site, the Easements and the easements granted pursuant to
Article VIII hereof free and clear of Liens (other than Permitted Liens) in favor of any Person claiming by, through or under Site Lessor.

                          ARTICLE X

                 UNDERTAKINGS OF SITE LESSOR

          SECTION 10.1.  Sufficiency of Site Lease;
Maintenance. Site Lessor covenants, represents and warrants to Site Lessee that the Site and the Easements are sufficient and will, at all times during the Site Lease Term, be sufficient, or, if the same shall cease to be so sufficient, Site Lessor will at its expense take such action, including the conveyance of easements and the grant of common facilities rights, as is reasonable or necessary, in order to provide Site Lessee with reasonable means of connecting, operating, maintaining, modifying, replacing, renewing, repairing and removing the Facility. In addition, Site
Lessor shall use its reasonable efforts to provide fire and water systems necessary to maintain, protect and preserve the Site and the Facility. At all times during the Site Lease
Term, Site Lessor, at its expense, shall maintain the Site in accordance with Applicable Laws and Prudent Utility Practice, so that it will be available for the operation of the Facility, including, without limitation, the maintenance of bridges, roads, equipment, pumps and pipelines located on the Site.

          SECTION 10.2. Site Lessor to Defend Title. Site Lessor shall, at all times, at Site Lessor's cost and expense, warrant and defend the leasehold estate in the Site and the interests in the Easements and title to the easements granted to Site Lessee pursuant to Article VIII hereof conferred on Site Lessee by this Site Lease, as represented in subsection 3.9 of the Loan Agreement.

                         ARTICLE XI

                      TAXES AND CLAIMS

          SECTION 11I.1.  Before Lease Termination Date.
During the period from the date hereof until the Lease
Termination Date, Section 6.11 of the Loan Agreement and
Section 7(a) of the Facility Lease shall apply with respect to any and all Taxes and Claims (as defined below) incurred or asserted in any way relating to, or arising out of, the Site or the Easements.

          SECTION 11.2.  After Lease Termination Date.
During the period, if any, from the Lease Termination Date to the end of the Site Lease Term, Site Lessee shall pay or cause to be paid, before delinquency, any and all Taxes (including, without limitation, income and franchise taxes of Site Lessee or any Affiliate of Site Lessee) assessed, levied, imposed upon or to become due and payable out of or in respect of the use, ownership, possession, operation, control or maintenance of the Site and Easements, and Site Lessor shall pay or cause to be paid, before delinquency, any and all other Taxes (including, without limitation, income and franchise taxes of Site Lessor or any Affiliate) in any way relating to or arising out of the Site and Easements; provided, however, that neither Site Lessee nor Site Lessor shall be required to pay any Tax payable by it pursuant to the preceding provisions of this Section 11.2 if it shall be contesting in good faith the validity thereof, so long as such contest does not involve any risk of the sale, forfeiture, interference with the use of or loss of any material part of the Facility or the Site.

          SECTION 11.3. Apportionment. If after the Lease Termination Date and during the Site Lease Term, the Site shall not be separately assessed but shall be assessed as part of a larger tract of land, Site Lessor and Site Lessee shall apportion any Tax resulting from such assessment. Site Lessee's proportionate share of any such Tax shall be determined by multiplying the amount of such Tax by a fraction, the numerator of which shall be the acreage of the Site, and the denominator of which shall be the acreage of all the land covered by such Tax. Before the calculation of each party's proportionate share of such Tax, the amount of any such Tax shall be reduced by an amount equal to that amount of such Tax attributable to all improvements located on the larger tract, inclusive of the Site (including, but not limited to, the Facility). The amount of Site Lessee's proportionate share of the Tax so calculated shall be increased by the amount of the Tax allocable to those improvements owned by Site Lessee and the amount of Site Lessor's proportionate share of the Tax so calculated shall be increased by the amount of the Tax allocable to those improvements owned by Site Lessor. Site Lessor and Site
Lessee shall each, on request of the other, apply individually (if legally required) or join in the other's application (if legally required) for separate assessments for the Facility and the Site.

          SECTION 11.4. Indemnification. During the period, if any, from the Lease Termination Date to the end of the Site Lease Term, Site Lessor and Site Lessee each agrees, subject to the indemnification provisions of the Loan Documents and the Lease Documents, to assume liability for and to indemnify, protect, save and keep harmless the other party and the other party's permitted successors, assigns, shareholders, officers, directors and agents, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, legal fees, costs, expenses and disbursements, excluding Taxes (herein collectively called "Claims"), incurred by or asserted against such other party, whether or not such other party shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of the conduct, operation or management of, or any work, act or thing done in or on, or any accident, injury or damage caused to any person or property in or on (i) the land owned or occupied by Site Lessor adjacent to the Site, in the case of Site Lessor or (ii) the Site, in the case of Site Lessee; provided, however, that one party shall not be required to indemnify the other party for (x) any Claim resulting from acts which constitute the willful misconduct or gross negligence of such other party or (y) any Claim resulting directly from a transfer by such other party of all or part of its interest in this Site Lease or the Site, other than to the party otherwise indemnified or as a result of an Event of Default, Lease Event of Default or Site Lease Event of Default. To the extent that one party, in fact, receives indemnification payments from the other party under the indemnification provisions of this Section 11.4, the indemnifying party shall be subrogated, to the extent of such indemnity paid, to such indemnified party's rights with respect to the transaction or event requiring or giving rise to such indemnity.

          SECTION 11.5. Additional Indemnification by Site Lessor. Site Lessor hereby assumes liability for and agrees to indemnify, protect, save and keep harmless Site Lessee and its permitted successors, assigns, shareholders, officers, directors and agents from and against any and all Claims in any way relating to or arising out of the condition of the Site, including, without limitation, those arising from any act of the Site Lessor, (i) at the time Site Lessee enters into possession thereof pursuant to this Site Lease and (ii) at any time prior to the Lease Termination Date, but not with respect to any condition caused by the gross negligence or willful misconduct of Site Lessee. Without in any way limiting the obligation of Site Lessor to indemnify and hold harmless Site Lessee herein or pursuant to any other Transaction Document, Site Lessor agrees to indemnify, protect, save and keep harmless Site Lessee and its successors, assigns, shareholders, officers, directors and agents from and against all Claims (including response costs such as clean-up, removal or mitigation costs) in any way relating to or arising out of the presence or release of any Hazardous Substance (i) on the Site (A) at the time Site Lessee enters into possession thereof pursuant to the Site Lease and (B) at any time prior to the Lease Termination Date or (ii) resulting, directly or indirectly, from the activities of Site Lessor, its agents, employees, affiliates or contractors.

          SECTION 11.6. Survival. The obligations of Site Lessor and Site Lessee under this Article XI shall survive the expiration or termination of this Site Lease and are expressly made for the benefit of, and shall be enforceable by, the indemnified party. The extension of any applicable statute of limitations by one party shall not affect the survival of the other party's obligations, as the case may be, under this Article XI. All payments required to be paid pursuant to this Article XI shall be made directly to, or as otherwise required by, the indemnified party upon written demand.

                         ARTICLE XII
                          INSURANCE

          During the period, if any, from the Lease
Termination Date to the end of the Site Lease Term, Site Lessor and Site Lessee shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, insurance policies with respect to the Site, and any improvements or equipment installed by such party pursuant to the easements referred to in Article VIII, insuring against such loss or damage to the person and property of others from such risks and in such amounts as owners of similar properties maintain with respect to such property; provided, however, that such party may self-insure against such risks, by deductible provisions or otherwise, to the extent that equally creditworthy responsible owners of similar properties self-insure against such risks with respect to such property. Any insurance policies maintained in accordance with the preceding sentence shall name the other party as an additional insured thereunder.

                        ARTICLE XIII

                        CONDEMNATION

     If after the Lease Termination Date, all or a substantial portion of the Site and/or the Easements is condemned or transferred in lieu of condemnation and the remainder is not sufficient to permit operation of the Facility on a commercial basis, the Site Lease Term shall terminate at the time title vests in the condemning authority, and the net proceeds of the condemnation shall be divided between Site Lessor and Site Lessee in proportion to the Fair Market Sales Values of their respective interests in the property condemned. If an insubstantial portion of the Site and/or the Easements is condemned at any time, the Site Lease Term shall not terminate and the net proceeds of the condemnation shall be used first to restore the Site and the Easements, with the balance divided between Site Lessor and Site Lessee in proportion to the Fair Market Sales Values of their interests in the property condemned. For the purposes of this Article XIII the net proceeds of a condemnation shall mean the total condemnation proceeds less the costs and expenses incurred in connection with the condemnation (including legal fees).

                         ARTICLE XIV

                SITE LEASE DEFAULTS; REMEDIES

          The term "Site Lease Default", whenever used herein, shall mean the following event but only if such event occurs after the Lease Termination Date:

          Site Lessee shall fail to pay rent pursuant to
     Section 4.1 hereof, shall fail to comply with the provisions of Article IX hereof or shall fail to pay any amounts under Section 11.2, Section 11.4 and Article XII hereof within 15 days after payment thereof shall have become due and demanded by Site Lessor.

          Upon the occurrence of a Site Lease Default and so long as the same shall be continuing, Site Lessor may, at its option, declare this Site Lease to be in default by written notice to such effect given to Site Lessee and at any time thereafter, so long as Site Lessee has not remedied all continuing Site Lease Defaults, Site Lessor may exercise the following remedies, as Site Lessor in its sole discretion shall elect:

          Site Lessor may exercise any right or remedy that may be available to it under Applicable Law (including, without limitation, the offsetting of any sums owing to Site Lessor hereunder against sums owing by Site Lessor in its capacity as lessee under the Facility Lease) or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof except that Site Lessor shall not exercise any right or remedy that may be available to it hereunder or at law or in equity to rescind or terminate this Site Lease or take possession of the Site, the Easements or the easements granted pursuant to Article VIII hereof.


                         ARTICLE XV

                    SUBLEASE; ASSIGNMENT

          Site Lessee will not sublease the Site or assign this Site Lease, except that:

          (a) Site Lessee may sublease the Site to the Partnership (the "Site Sublessee") pursuant to the Site
     Sublease; and

          (b) At any time after the Lease Termination Date, or at any time after the Loan Agreement has been declared to be in default pursuant to Section 8 thereof, or the Facility Lease has been declared to be in default pursuant to Section 15 thereof, Site Lessee may sublease the Site or assign this Site Lease or any rights hereunder to any Person in connection with the sale or lease or other disposition of the Facility or any interest therein to such Person.

Upon the assumption by any assignee of the obligations of Site Lessee hereunder, the Site Lessee so assigning shall be automatically released from such obligations.


                         ARTICLE XVI

                   LIMITATION OF LIABILITY

     16.1 Partnership. There shall be full recourse to the Partnership and all of its assets for the liabilities of the Partnership under this Site Lease, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of the Partnership, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities of the Partnership, except as may be specifically provided in any other Transaction Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or willful misconduct by the Partnership, any Partner or any of their Affiliates in connection with this Site Lease. Subject to the foregoing limitation on liability, Site Lessee may sue or commence any suit, action or proceeding against any Partner or any Affiliate in order to obtain jurisdiction over the Partnership to enforce its rights and remedies hereunder. Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or Affiliate thereof in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

     16.2 Owner Trustee. Shawmut Bank Connecticut is entering into this Site Lease solely as Owner Trustee under the Trust Agreement and not in its individual capacity. Accordingly, each of the representations, warranties, undertakings and agreements herein made on the part of the Site Lessee, is made and intended not as a personal representation, warranty, undertaking or agreement by or for the purpose or with the intention of binding Shawmut Bank Connecticut personally, but is made and intended for the purpose of binding only the Trust Estate. This Site Lease is executed and delivered by the Site Lessee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust
Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against Shawmut Bank Connecticut or any successor in trust on account of any action taken or omitted to be taken or any representation, warranty, undertaking or agreement hereunder of the Site Lessee, either expressed or implied, all such personal liability, if any, being expressly waived by the parties hereto, except that the parties hereto, or any Person acting by, through or under them, making a claim hereunder, may look to the Trust Estate for satisfaction of the same and Shawmut Bank Connecticut or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct in the performance of its duties as Owner Trustee or otherwise.


                        ARTICLE XVII

                           NOTICES

          Unless otherwise specifically provided for herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to each party hereto shall be in writing, and shall become effective when delivered in the manner and to the address specified in the Facility Lease.

                        ARTICLE XVIII
                       BINDING EFFECT

          The terms and provisions of this Site Lease and the respective rights and obligations hereunder of Site Lessee and Site Lessor shall be binding upon, and inure to the benefit of, their respective permitted successors and assigns.


                         ARTICLE XIX

                        MISCELLANEOUS

          SECTION 19.1. Severability. Any provision of this Site Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          SECTION 19.2. Amendments. Neither this Site Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified other than (x) by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and (y) pursuant to the provisions of subsection 9.1 of the Loan Agreement.

          SECTION 19.3. Headings. The headings of the various Articles and Sections of this Site Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          SECTION 19.4. Counterparts.   This Site Lease may
be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 19.5. GOVERNING LAW.  THIS SITE LEASE SHALL
IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF MARYLAND.

          SECTION 19.6. No Merger. There shall not be any merger of the leasehold estate and interest in the Easements created hereunder with the fee estate in the Site or any part thereof or with any other estate in the Site by reason of the fact that the same Person may simultaneously acquire, own or hold, as the case may be, directly or indirectly, (a) the leasehold estate created hereunder or any interest in or Lien upon the leasehold estate created hereunder, and (b) the fee estate in the Site or any part thereof or any other estate in the Site or any interest in or Lien upon such fee estate or upon such other estate in the Site, unless and until all Persons having any interest in or Lien upon (i) the leasehold estate and interest in the Easements created hereunder and
(ii) the fee estate in the Site or any part thereof or such other interest in the Site, shall join in a written instrument effecting such merger and shall duly record the same among the Land Records of the County of Prince George's, Maryland and the County of Charles, Maryland (collectively, the "Land Records").

          SECTION 19.7. Recording. Site Lessor and Site Lessee agree that a Memorandum of Lease substantially in the form annexed hereto as Exhibit A shall be recorded among the Land Records as soon as possible after the execution hereof. The memorandum shall expressly state that it is executed pursuant to provisions contained in this Site Lease, and is not intended to vary the terms and conditions hereof.

          SECTION 19.8. Leveraged Lease. If, upon the sale of the Facility by the Partnership to the Owner Trustee in accordance with the provisions of the Loan Agreement, GE Capital exercises its option under subsection 5.8 of the Loan Agreement to cause the Owner Trustee to borrow funds to finance (or refinance) a portion of the purchase price of the Facility, the parties hereto agree to execute a supplement hereto to provide for such provisions as are customary and appropriate in respect of leveraged lease transactions.

          SECTION 19.9. Certain Rights of Power Purchaser. Nothing in this Site Lease shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Site Lessee. Without limiting the scope of the foregoing, Site Lessor agrees, for the exclusive benefit of the Power Purchaser and not the Site Lessee, that the exercise of remedies or any similar action under this Site Lease is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under (i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                   PANDA-BRANDYWINE, L.P.
                                   By:  Panda Brandywine
                                        Corporation, its general
                                        partner
                                   By:  ________________________
                                        Name: Robert W. Carter
                                        Title:President

                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION, not in its
                                   individual capacity but  solely
                                   as Owner Trustee

                                   By:  _____________________
                                        Name: Kathy A.
                                        Larimore Title:
                                        Assistant Vice
                                        President




STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          PERSONALLY APPEARED on this 10th day of April 1995 the above-named Kathy A. Larimore, Assistant Vice President, of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, and acknowledged the foregoing to be his free act and deed in his said capacity and the free act and deed of said SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION.

Notary Stamp
Steven Maher
Notary Public, State of New York
No. 31-4973136
Qualified in New York County
Certificate Filed in New York County
Commission Expires October 15, 1996

                              Notary Public


          Type or print name: Steve Maher


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          PERSONALLY APPEARED on this 10th day of April, 1995 the above-named Robert W. Carter, President of PANDA
BRANDYWINE CORPORATION, the general partner of PANDA-
BRANDYWINE, L.P., a Delaware limited partnership, and acknowledged the foregoing to be his free act and deed in his said capacity and the free act and deed of said PANDA
BRANDYWINE CORPORATION, and PANDA BRANDYWINE, L.P.

Notary Stamp
Steven Maher
Notary Public, State of New York
No. 31-4973136
Qaulified in New York County
Certificate Filed in New York County
Commission Expires October 15, 1996

                              Notary Public
          Type or print name: Steven Maher